UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

MASIMO CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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On June 9, 2023, Masimo Corporation (“Masimo”) issued the following statement relating to Masimo’s 2023 Annual Meeting of Stockholders (the “Annual Meeting”):
On June 6, 2023, Masimo announced that Joe Kiani, founder, Chairman and Chief Executive Officer of Masimo, unconditionally, irrevocably and permanently waived his right to assert that a Change in Control has occurred pursuant to Section 9(iii) of his Amended and Restated Employment Agreement with Masimo, dated as of November 4, 2015, as amended (the “Employment Agreement”), unless there occurs a change in Masimo’s Board of Directors (the “Board”) in which the individuals who constituted the Board at the beginning of the twelve (12) month period immediately preceding the change cease for any reason to constitute one-half or more of the directors then in office.
Mr. Kiani has confirmed that, in the event the Company’s stockholders approve at the Annual Meeting the advisory vote to increase the total number of authorized members of the Board from five to seven (Proposal No. 6), any director appointed to fill those vacancies following the Annual Meeting would be treated as a member of the Board at the beginning of the 12-month period immediately preceding the change for purposes of determining whether a Change in Control has occurred pursuant to Section 9(iii) of the Employment Agreement.
Forward-Looking Statements
This communication includes forward-looking statements as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, in connection with the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations about future events affecting us and are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond our control and could cause our actual results to differ materially and adversely from those expressed in our forward-looking statements as a result of various risk factors, including, but not limited to (i) uncertainties regarding future actions that may be taken by Politan Capital in furtherance of its nomination of director candidates for election at the 2023 Annual Meeting of Stockholders, (ii) the potential cost and management distraction attendant to Politan Capital’s nomination of director nominees at the 2023 Annual Meeting of Stockholders and (iii) factors discussed in the “Risk Factors” section of our most recent reports filed with the Securities and Exchange Commission (“SEC”), which may be obtained for free at the SEC’s website at www.sec.gov. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. All forward-looking statements included in this communication are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. We do not undertake any obligation to update, amend or clarify these statements or the “Risk Factors” contained in our most recent reports filed with the SEC, whether as a result of new information, future events or otherwise, except as may be required under the applicable securities laws.
Additional Information Regarding The Annual Meeting of Stockholders Currently Expected to Be Held on June 26, 2023 and Where to Find It
Masimo has filed a definitive proxy statement containing a form of WHITE proxy card with the SEC in connection with its solicitation of proxies for its 2023 Annual Meeting of Stockholders. MASIMO’S SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD AS THEY WILL CONTAIN OR CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the proxy statement, any amendments or supplements to the proxy statement and other documents as and when filed by Masimo with the SEC without charge from the SEC’s website at www.sec.gov.
Certain Information Regarding Participants
Masimo, its directors and certain of its executive officers may be deemed to be participants in connection with the solicitation of proxies from Masimo’s stockholders in connection with the matters to be considered at the 2023 Annual Meeting of Stockholders. Information regarding the ownership of Masimo’s directors and executive officers in Masimo common shares is included in Masimo’s definitive proxy statement, which can be found through the SEC’s website at www.sec.gov. To the extent holdings of Masimo’s securities by directors or executive officers have changed since the amounts set forth in the definitive proxy statement, such changes have been or will be reflected on SEC filings filed by the applicable individuals on Forms 3, 4 and 5, which can be found through the SEC’s website at www.sec.gov. These documents can be obtained free of charge from the sources indicated above.